UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 19, 2010

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 19, 2010, we entered into a Waiver and Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) to amend the Agreement and Plan of Merger (the “Merger Agreement”), dated June 18, 2009, relating to our acquisition of Universal Safety Response, Inc. (“USR”).
     Pursuant to the Merger Agreement, we agreed to make an earn-out payment of up to 4,080,000 unregistered shares of our common stock if the calendar year 2009 and 2010 EBITDA (as defined in the Merger Agreement) of USR met or exceeded certain defined targets. Pursuant to the Amendment, we have agreed to waive the achievement of the EBITDA targets as a condition to the issuance of the 4,080,000 earn-out shares, and instead have agreed to issue the 4,080,000 shares to the former stockholders of USR on March 18, 2011.
     A copy of the Amendment is attached hereto as Exhibit 2.8(a) and is incorporated by reference into this Item 1.01. The foregoing description of the Amendment and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Amendment.

Item 3.02.	Unregistered Sales of Equity Securities.
     As described in Item 1.01, pursuant to the Amendment, we have agreed to issue 4,080,000 unregistered shares of our common stock on March 18, 2011 to the former stockholders of USR. The shares of common stock will be issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. Each former stockholder of USR made representations to us that (1) the shares were being acquired by it for its own account and not with view to the distribution of the shares, (2) it had sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the acquisition of the shares, and (3) it was supplied with, or had access to, information, including our public filings and any other information with respect to our financial condition, business, and prospects and other information it requested, to enable it to understand more fully the nature of the acquisition of the shares and to verify the accuracy of the information supplied.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits
2.8 (a)
Waiver and Amendment No. 1 to Agreement and Plan of Merger, dated as of August 19, 2010, by and among Smith & Wesson Holding Corporation, Universal Safety Response, Inc., and William C. Cohen, Jr., as Stockholders’ Representative

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: August 19, 2010	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

EXHIBIT INDEX

2.8	(a)
Waiver and Amendment No. 1 to Agreement and Plan of Merger, dated as of August 19, 2010, by and among Smith & Wesson Holding Corporation, Universal Safety Response, Inc., and William C. Cohen, Jr., as Stockholders’ Representative